UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 24, 2008

The Bank Holdings
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  775.853.8600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws.

On April 24, 2008, the Board of Directors of The Bank Holdings (the “Company”) approved and made immediately effective an amendment to its Bylaws clarifying the procedures by which a shareholder may nominate an individual for membership on the Board of Directors.  The amendment provides the timeframe within which notice of an intention to make such a nomination must be made, the information which must accompany such a notice of intention and a provision providing that nominations not made in accordance with the procedures will be disregarded by the chairperson of the meeting at which a vote is taken on election of directors and that the inspector of election will disregard all votes cast for each such nominee.   A copy of the Amendment is attached to this Form 8-K as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

3.1	Amendment to Bylaws adopted and effective April 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

April 25, 2008	By:	/s/ Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer